UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2024

Monroe Capital Income Plus Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive,Suite 6400
Chicago,Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 258-8300
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.
On October 29, 2024, Monroe Capital Income Plus Corporation (the “Company”) entered into an amendment (the “Third Credit Facility Amendment”) to the Senior Secured Revolving Credit Agreement, dated as of October 20, 2023 (the “Revolving Credit Agreement”) among the Company, as borrower; the lenders from time to time parties thereto and ING Capital LLC, as administrative agent, as amended by that certain Amendment No.1 and Joinder to Senior Secured Revolving Credit Agreement, dated as of March 18, 2024, that certain Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of June 28, 2024, and as further amended and restated, supplemented or otherwise modified from time, the “Existing Credit Agreement” and, as amended by Third Credit Facility Amendment, the “Credit Agreement”). The Third Credit Facility Amendment amended the Existing Credit Agreement to, among other things, (i) extend the expiration of the revolver availability period from October 20, 2027 to October 31, 2028, (ii) extend the stated maturity date from October 20, 2028 to October 31, 2029, (iii) increase the total facility size to an aggregate amount of $567,500,000, (iv) increase the maximum total facility amount contemplated by the accordion provision to permit increases to a total facility amount of up to $800,000,000, (v) remove the credit-spread adjustment for ABR Loans based on Adjusted Term SOFR and for SOFR Loans, (vi) reduce the applicable margin (a) with respect to any ABR Loan, from 1.50% to 1.25% per annum (or, at any time the Rating Condition is satisfied, from 1.35% to 1.15% per annum), (b) with respect to any SOFR Loan, CORRA Loan, Eurocurrency Loan or RFR Loan, from 2.50% to 2.25% per annum (or at any time the Rating Condition is satisfied, from 2.35% to 2.15% per annum), and (vii) reset the minimum shareholders’ equity test and increases the minimum obligors’ net worth test.
The terms of the Third Credit Facility Amendment became effective on October 31, 2024.
Borrowing under the Credit Agreement remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.
Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Credit Agreement. The description above is only a summary of the material provisions of the Third Credit Facility Amendment and is qualified in its entirety by reference to the copy of the Third Credit Facility Amendment that is filed as Exhibit 10.1 to this current report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
10.1	Third Amendment to the Senior Secured Revolving Credit Agreement among the Company, as borrower; the lenders from time to time parties thereto; and ING Capital LLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: November 1, 2024	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer, Treasurer and Corporate Secretary